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                                                                   EXHIBIT 10.14


Separation Agreement
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In the event of your termination for any reason other than for cause, you will receive a separation package to include a salary continuation of up to one year of base salary and continued medical and dental benefits only up until such time as you become re-employed or one year, which ever comes first.

This separation agreement would survive a change in control but can not be triggered by the change of control or any voluntary separation notice by the employee.



Recipients of Form of Separation Agreement
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1.  Glenn P. Muir
2.  David Brady
3.  Peter C. Kershaw
4.  Eric von Stetten
5.  Peter K. Soltani